Exhibit 99.2

/CORRECTIVE RELEASE issued by Tucows Inc./

It has come to the attention of Tucows Inc., that in its press release c4838 transmitted at 4:00 p.m. eastern on August 12, 2009, in the Consolidated Statements of Operations, interest income expense — net and other income for the 6-month period ended June 30, 2008 were incorrectly stated.  As a result, certain other line items for the same period in the Consolidated Statements of Operations and the Consolidated Statements of Cash Flows were incorrectly stated.  Also, in the Consolidated Statements of Operations, stock-based compensation — sales and marketing for the 6-month period ended June 30, 2008 was incorrectly stated.  Corrected press release follows:

TUCOWS INC. REPORTS FINANCIAL RESULTS FOR

THE SECOND QUARTER OF 2009

TORONTO, August 12, 2009 — Tucows Inc., (NYSE AMEX:TCX, TSX:TC) a global provider of domain names, email and other Internet services, today reported its financial results for the second quarter of 2009 ended June 30, 2009. All figures are in U.S. dollars.

“We’re pleased that the strong performance of our OpenSRS wholesale business has contributed to another quarter of solid financial results amidst generally weak economic conditions,” said Elliot Noss, President and CEO of Tucows. “Even as our industry started to show signs of the economic downturn for the first time, our strong competitive position allowed us to achieve year-over-year growth in domain registrations during the quarter.  Our other services are also performing within plan, positioning us well for the remainder of the year.”

Summary Financial Results

(Numbers in Thousands of US Dollars, Except Per Share Data)

	3 Months Ended Jun. 30, 2009 (unaudited)	3 Months Ended Jun. 30, 2008 (unaudited)	6 Months Ended Jun. 30, 2009 (unaudited)	6 Months Ended Jun. 30, 2008 (unaudited)
Net Revenue	$20,022	$20,450	$40,114	$39,162
Net Income	4,480	2,209	5,444	1,127
Net Income/Share	0.07	0.03	0.08	0.02
Cash Flow from Operations	2,591	2,580	3,504	2,697

Summary of Revenue and Cost of Revenue before Network Costs

(Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue
	3 Months Ended Jun. 30, 2009 (unaudited)	3 Months Ended Jun. 30, 2008 (unaudited)	3 Months Ended Jun. 30, 2009 (unaudited)	3 Months Ended Jun. 30, 2008 (unaudited)
OpenSRS:
Domain Services (Traditional Domain Registration)	$14,737	$13,269	$11,944	$10,505
Email Services	874	1,551	153	(24)
Other Services	1,092	1,137	411	415
Total OpenSRS Services	16,703	15,957	12,508	10,896

YummyNames (Domain Portfolio Services)	1,456	1,873	251	181
Hover (Retail Services)	1,259	2,046	475	577
Butterscotch (Content Services)	604	574	1	6
Total	$20,022	$20,450	$13,235	$11,660

Net revenue for the second quarter of 2009 was $20.0 million compared with $20.5 million for the second quarter of 2008.Net income for the second quarter of 2009 was $4.5 million, or $0.07 per share, compared with $2.2 million, or $0.03 per share, for the second quarter of 2008. Net income for the second quarter of 2009 benefitted from other income of $2.0 million related to the sale of the Company’s equity stake in Afilias and $0.6 million related to patents that the Company assigned to a third party that continues to commercialize them, while net income for the second quarter of 2008 benefited from other income of $1.5 million related to the sale of the Company’s retail hosting assets.  Net income for the second quarter of 2009 also benefited from a gain on foreign exchange of $1.6 million (inclusive of a mark to market gain of $1.9 million) compared to a gain on foreign exchange of $0.2 million (inclusive of a mark to market gain of $0.2 million) for the second quarter of 2008.  The benefits for the second quarter in 2009 were partially offset by a provision for current income taxes of $0.8 million, before recognizing a refundable research and development tax credit in Canada of $0.2 million.

Deferred revenue at the end the second quarter of fiscal 2009 was $56.9 million, an increase of 4.6% from $54.4 million at the end of the second quarter of fiscal 2008 and a slight increase from $56.7 million at the end of the first quarter of fiscal 2009.

Cash and cash equivalents at the end of the second quarter of fiscal 2009 was $7.4 million compared with $2.9 million at the end of the second quarter of fiscal 2008 and $4.0 million at the end of the first quarter of fiscal 2009. This increase in cash compared with the first quarter of 2009 is primarily the result of the generation of cash flow from operations of $2.6 million and the receipt of an additional $2.1 million payment from the sale of the Company’s equity stake in Afilias last year, which were partially offset by the repayment of $1.2 million of the Company’s bank loan.

Conference Call

Tucows will host a conference call tomorrow, Thursday, August 13, 2009 at 5:00 p.m. ET to discuss the Company’s second quarter fiscal 2009 results. To access the conference call via the Internet, go to http://tucowsinc.com/investors.

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-640-1917 or 1-877-289-8525 and enter the pass code 21311901 followed by the pound key. The telephone replay will be available until Thursday, August

20, 2009 at midnight. To access the archived conference call as an MP3 via the Internet, go to http://tucowsinc.com/investors.

About Tucows

Tucows is a global Internet services company. OpenSRS manages over 8 million domain names and millions of email boxes through a reseller network of over 9,000 web hosts and ISPs. Hover is the easiest way for individuals and small businesses to manage their domain names and email addresses. YummyNames owns premium domain names that generate revenue through advertising or resale.  Butterscotch.com is an online video network building on the foundation of Tucows.com. More information can be found at http://tucowsinc.com.

For further information: Lawrence Chamberlain, The Equicom Group for Tucows Inc., (416) 815-0700 ext. 257, lchamberlain@equicomgroup.com.

This news release contains, in addition to historical information, forward-looking statements related to such matters as our business, including statements regarding the expected expiration date, the number of shares to be purchased and the purchase price per share. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks, which could cause actual results to differ materially from those described in the forward-looking statements. Information about potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	June 30	December 31,
	2009	2008
	(unaudited)	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$7,423,056	$5,427,467
Accounts receivable	3,464,428	3,200,362
Prepaid expenses and deposits	3,163,266	2,274,043
Derivative instrument assets	49,245	—
Prepaid domain name registry and ancillary services fees, current portion	31,494,579	29,212,610
Deferred tax asset, current portion	590,000	590,000
Total current assets	46,184,574	40,704,482

Prepaid domain name registry and ancillary services fees, long-term portion	12,195,903	11,855,971
Property and equipment	2,354,702	3,072,958
Deferred financing charges	58,400	78,500
Deferred tax asset, long-term portion	2,410,000	2,410,000
Intangible assets	19,431,471	20,206,996
Goodwill	17,990,807	17,990,807
Investment	100,000	200,000
Total assets	$100,725,857	$96,519,714

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,257,992	$1,633,830
Accrued liabilities	2,003,789	2,000,146
Customer deposits	3,171,708	3,319,241
Derivative instrument liabilities	—	1,974,919
Loan payable, current portion	3,114,242	2,624,242
Deferred revenue, current portion	40,508,091	37,985,821
Accreditation fees payable, current portion	553,447	510,548
Income taxes payable	835,398	—
Total current liabilities	52,444,667	50,048,747

Deferred revenue, long-term portion	16,392,525	16,201,804
Accreditation fees payable, long-term portion	188,780	187,374
Loan payable, long-term portion	1,063,004	3,235,125
Deferred tax liability, long-term portion	5,396,000	5,396,000

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 68,969,320 shares issued and outstanding at June 30, 2009 and 73,073,782 shares issued and outstanding at December 31, 2008	14,408,078	15,198,358
Additional paid-in capital	47,851,137	48,714,676
Deficit	(37,018,334)	(42,462,370)
Total stockholders’ equity	25,240,881	21,450,664
Total liabilities and stockholders’ equity	$100,725,857	$96,519,714

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Net revenues	$20,022,119	$20,450,329	$40,113,543	$39,161,536

Cost of revenues:
Cost of revenues (*)	14,386,048	13,663,097	28,171,446	26,813,029
Depreciation of property and equipment	488,680	816,260	941,389	1,642,097
Amortization of intangible assets	29,199	31,941	58,398	105,398
Total cost of revenues	14,903,927	14,511,298	29,171,233	28,560,524

Gross profit	5,118,192	5,939,031	10,942,310	10,601,012

Expenses:
Sales and marketing (*)	1,339,167	1,730,736	2,692,343	3,426,868
Technical operations and development (*)	1,175,355	1,573,741	2,279,494	3,139,595
General and administrative (*)	1,592,325	1,551,858	3,462,221	3,091,290
Depreciation of property and equipment	79,227	58,861	165,632	119,931
Amortization of intangible assets	360,540	376,954	721,080	762,115
(Gain) / loss in fair value of forward exchange contracts	(1,938,821)	(225,640)	(2,024,164)	29,793
Total expenses	2,607,793	5,066,510	7,296,606	10,569,592

Income from operations	2,510,399	872,521	3,645,704	31,420

Other income (expenses):
Interest income (expense), net	(62,334)	(166,421)	(125,796)	(376,405)
Other income	2,613,204	1,532,765	2,613,204	1,532,765
Total other income (expenses)	2,550,870	1,366,344	2,487,408	1,156,360

Income before provision for income taxes	5,061,269	2,238,865	6,133,112	1,187,780

Income tax expense	581,651	30,000	689,076	61,134

Net income for the period	$4,479,618	$2,208,865	$5,444,036	$1,126,646

Basic earnings per common share	$0.08	$0.03	$0.08	$0.02

Shares used in computing basic earnings per common share	68,923,313	73,899,695	70,778,950	73,894,119

Diluted earnings per common share	$0.07	$0.03	$0.08	$0.01

Shares used in computing diluted earnings per common share	69,092,946	75,348,108	70,785,712	75,439,926

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$3,367	$4,800	$8,367	$9,100
Sales and marketing	$15,057	$13,000	$29,957	$31,300
Technical operations and development	$11,121	$8,000	$21,721	$28,700
General and administrative	$53,193	$47,200	$71,893	$76,100

Tucows  Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Cash provided by (used in):
Operating activities:
Net income for the period	$4,479,618	$2,208,865	$5,444,036	$1,126,646
Items not involving cash:
Depreciation of property and equipment	567,907	875,121	1,107,021	1,762,028
Amortization of deferred financing charges	9,700	12,700	20,100	26,200
Amortization of intangible assets	389,739	408,895	779,478	867,513
Gain on disposal of investment in Afilias	(2,010,395)	—	(2,010,395)	—
Gain on sale of customer relationships	—	(1,121,065)	—	(1,121,065)
Disposal of domain names	974	—	1,947	—
Unrealized (gain)/loss in the fair value of forward contracts	(1,938,821)	(225,640)	(2,024,164)	29,793
Stock-based compensation	82,738	73,000	131,938	145,200
Change in non-cash operating working capital:
Accounts receivable	252,927	350,043	(264,066)	283,923
Prepaid expenses and deposits	(310,655)	(244,926)	(889,223)	(105,237)
Prepaid fees for domain name registry and ancillary services fees	(496,502)	(1,176,196)	(2,621,901)	(3,706,797)
Accounts payable	561,228	682,896	380,407	249,069
Accrued liabilities	(125,130)	(159,226)	3,643	(691,064)
Customer deposits	161,969	119,589	(147,533)	18,999
Deferred revenue	249,615	798,720	2,712,991	3,777,654
Accreditation fees payable	(34,302)	(22,696)	44,305	34,120
Income taxes payable	750,216	—	835,398	—

Net cash provided by operating activities	2,590,826	2,580,080	3,503,982	2,696,982

Financing activities:
Proceeds received on exercise of stock options	25,422	9,450	25,422	9,450
Repurchase of common stock	—	—	(1,811,179)	—
Repayment of loan payable	(1,203,560)	(7,478,560)	(1,682,121)	(7,957,120)

Net cash used in financing activities	(1,178,138)	(7,469,110)	(3,467,878)	(7,947,670)

Investing activities:
Cost of domain names acquired	—	(2,524)	(5,900)	(8,944)
Additions to property and equipment	(102,770)	(1,084,209)	(145,010)	(1,295,740)
Sale of customer relationships		1,421,730	—	1,421,730
Proceeds on disposal of investment in Afilias	2,110,395	—	2,110,395	—
Decrease in cash held in escrow	—	(5,366)	—	(12,765)

Net cash provided by investing activities	2,007,625	329,631	1,959,485	104,281

Increase (decrease) in cash and cash equivalents	3,420,313	(4,559,399)	1,995,589	(5,146,407)

Cash and cash equivalents, beginning of period	4,002,743	7,506,468	5,427,467	8,093,476

Cash and cash equivalents, end of period	$7,423,056	$2,947,069	$7,423,056	$2,947,069

Supplemental cash flow information:
Interest paid	$62,508	$192,900	$128,029	$452,237

Supplementary disclosure of non-cash investing activity:
Property and equipment acquired during the period not yet paid for	$250,734	$663,767	$250,734	$663,767